UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    Form 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (date of earliest event reported):
                               November 20, 2006

                                Unify Corporation

             (Exact name of registrant as specified in its charter)

          Delaware                    001-11807                  94-2710559
(State or other jurisdiction    (Commission File No.)         (I.R.S. Employer
      of incorporation)                                      Identification No.)

                              2101 Arena Boulevard
                          Sacramento, California 95834
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (916) 928-6400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 20, the registrant, Unify Corporation ("Unify" or the "Company") announced that it has closed its acquisition of Gupta Technologies LLC and closed, in a related transaction, $7.85 million in financing from ComVest Capital LLC, with term debt of $5.35 million and a $2.5 million line of credit. In these simultaneous transactions Unify acquires GUPTA, a subsidiary of Halo Technology Holdings, Inc. ("HALO") with HALO acquiring the Insurance Risk Management (IRM) division and ViaMode software assets from Unify.

A copy of the press release issued by Unify on November 20, 2006 with regard to these transactions is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information required by Items 1.01 and 1.02 will be filed in a separate Current Report on Form 8-K.


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


Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits.

     Exhibit No.    Description
     -----------    -----------

        99.1        Press release dated November 20, 2006.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 20, 2006


By:  /s/ Steven Bonham
     --------------------------------------------

     Steven Bonham
     Vice President and CFO
     (Principal Financial and Accounting Officer)


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